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EXHIBIT 4(B)

                               RESTATED BYLAWS OF
                         TRANS FINANCIAL BANCORP, INC.

                                   ARTICLE I

                                    OFFICES

  The principal office of the corporation in the Commonwealth of Kentucky shall be located in the City of Bowling Green. The corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held in the month of April, on such date and at such time as shall be designated by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation may be called in accordance with the articles of incorporation or applicable law.

  SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the Commonwealth of Kentucky as the place of meeting for any annual meeting, or any place within or without the Commonwealth of Kentucky as the place of meeting for any special meeting called by the Board of Directors.

  If no designation is made or if a special meeting be called by other than the Board of Directors, the place of the meeting shall be the principal office of the corporation in the Commonwealth of Kentucky, except as provided in Section 5 of this Article.

  SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except when a longer period of time is required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his or her address as it appears on the records of the corporation, with first class postage thereon prepaid.

  SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders meet at any time and place, either within or without the Commonwealth of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

  SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

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  SECTION 7.  VOTING LISTS AND SHARE LEDGER.  The secretary shall prepare a complete list of the shareholders entitled to notice of any meeting, or any adjournment thereof, arranged by voting group (and within each voting group by class of series of shares) in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of five business days prior to any meeting and continuing through the meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting or any adjournment thereof. The original share ledger or stock transfer book, or a duplicate thereof kept in the Commonwealth of Kentucky, shall be prima facie evidence as to the shareholders entitled to examine such list or share ledger or stock transfer book, or the shareholders entitled to vote at any meeting of shareholders or to receive any dividend.

  SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, The shareholders present at a duly organized meeting can continue to do business for the remainder of the meeting and for any adjournment thereof until final adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting.

  SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A shareholder may revoke his or her proxy at any time prior to the establishment of a quorum at any meeting of shareholders. Such revocation shall be in writing and delivered to the secretary of the corporation prior to the time the presence of a quorum has been determined and declared.

  SECTION 10. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE III

                                   DIRECTORS

  SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of a Board of Directors.

  SECTION 2. NUMBER AND TENURE. The number of directors of the corporation shall be not less than 9 nor more than 20. Prior to each annual meeting of shareholders, the Board shall determine (1) the total number of directors of the corporation (within the limits stated herein) to be elected at the annual meeting, and (2) the number of directors to serve in Class I, Class II and Class III (subject to the terms of office of incumbent directors); provided, however, that at any meeting of the Board, the Board of Directors (A) may increase the number of directors but never more than two in any year, and always within the limits stated in this Section 2, and (B) shall apportion the vacancies created among the Classes so as to maintain the number of directors in each Class as equal as possible, and (C) may elect persons to serve in the vacancies so created. Any additional director or directors elected to fill a vacancy shall be elected by the vote of 80% of the directors then in office, although less than a quorum, and any director so chosen shall hold office for a term that shall expire at the time of the next annual meeting of shareholders at which director are elected. Each director elected by the shareholders shall hold office for the term for which he is elected or until his successor shall have been elected and qualifies for office, whichever period is longer.

  SECTION 3. QUALIFICATIONS OF DIRECTORS. The following are the conditions under which directors shall serve: [a] Each director shall own in his own right, at least one thousand five hundred (1,500) shares of common stock of the corporation; [b] The term of office of any director who attends less than seventy-five percent (75%) of all regular meetings during any calendar year, or who misses three (3) consecutive meetings (whether regular of special) shall expire on the date that the Board makes such a determination; provided, however, that the Board may, in its discretion, excuse certain absences for illness or extenuating circumstances; [c] The term of office of any director whose loan or any extension of credit (including any loan or extension of credit guaranteed by such director) with any of the subsidiary banks of the corporation

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was classified by any bank examination shall expire on the date that the Board makes such a determination; [d] Upon attaining the age of 70 years, a director shall not be eligible to stand for re-election at the next following meeting of the shareholders for the purpose of electing directors; provided, however, that the foregoing directors' age limitation shall not apply to any person who was elected as a director prior to April 23, 1973, and who has served continuously as a director of the corporation or any predecessor bank or corporation since that date.

      Any vacancies which occur pursuant to this Section shall be filled in accordance with the provisions of Section 10 of Article III of these Bylaws.

  SECTION 4. TERM OF OFFICE. The directors shall hold office for a term of three (3) years and shall be so elected that, to the extent possible, the term of one-third (1/3) of the directors will expire at each annual shareholders' meeting.

  SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on such dates and at such times, and either within or without the Commonwealth of Kentucky, as provided by resolution of the Board of Directors, without notice other than such resolution.

  SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President of the corporation or of a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.

  SECTION 7. NOTICE. Notice of any special meeting shall be given at least two days prior thereto by telephone, by written notices delivered personally or mailed to each director at his or her address on file with the corporation, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

  SECTION 8. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

  SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors to authorize distributions; approve or propose to shareholders action required by Kentucky law to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend the articles of incorporation; adopt, amend or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract of sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has authorized such committee to do so within limits prescribed by the Board of Directors.

  SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve until the next shareholders' meeting at which directors are elected.

  SECTION 11. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

  SECTION 12. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without

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a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records. Such consent shall be the same effect as a unanimous vote.

  SECTION 13. EXECUTIVE COMMITTEE. The Executive Committee shall represent the Board in the interim between meetings of the Board and shall act for the Board except in such acts as only the Board, by law, is authorized to perform. Any Executive Committee appointed by the Board shall consist of the President of the corporation and four or more directors who are not officers or employees of the corporation. A majority of the directors on the Executive Committee shall constitute a quorum. The Executive Committee shall meet on 24 hours notice. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted to the Board of Directors for approval.

  SECTION 14. OTHER COMMITTEES. The Board of Directors may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV

                                    OFFICERS

  SECTION 1. CLASSES. The officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as may be provided by the Board of Directors and elected in accordance with the provisions of this Article.

  SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first regular meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he of she shall resign or shall have been removed from office in the manner hereinafter provided.

  SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgement the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

  SECTION 4. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman shall preside at all meetings of the Board of Directors. The Chairman shall supervise the carrying out of the policies adopted or approved by the Board. He or she shall have general executive powers, as well as the specific powers conferred by these Bylaws. He or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him or her by the Board of Directors.

  SECTION 5. PRESIDENT. The Board of Directors shall appoint the President of the corporation, who shall preside at all meetings of the shareholders. The President may sign, with the Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President shall be authority to vote all shares of stock in other corporations owned by the corporation, unless the Board of Directors designates and appoints another person as proxy for the corporation; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board does not appoint a Chief Executive Officer, or in the absence or inability or refusal to act of the Chief Executive Officer, the President shall perform the duties of Chief Executive Officer. The Board in its discretion may appoint the same member to the office of Chairman of the Board and President. When a member of the Board holds the offices of Chairman of the Board and President, a Vice Chairman of the Board shall be appointed to preside at any meeting of the Board at which the Chairman is not present.

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  SECTION 6.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation and perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The Board in its discretion may appoint the same member to the office of Chief Executive Officer and Chairman of the Board and/or President.

  SECTION 7. VICE PRESIDENT. The Board shall appoint as many Vice Presidents as it deems necessary and may designate one or more Vice Presidents as Executive Vice President of the corporation. The Executive Vice President shall, in the absence or inability or refusal to act of the President and Chief Executive Officer, perform the duties of such office(s) and, when so acting, shall have all the powers of and be subject to all the restrictions upon such office(s). The Vice Presidents may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

  SECTION 8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
The Treasurer: [a] have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; [b] in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

  SECTION 9. SECRETARY. The Secretary shall: [a] keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; [b] see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; [c] be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; [d] keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; [e] in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. The Secretary may also be designated as Registrar of the corporation. Both the Secretary and the Registrar of the corporation shall have authority to sign with the President, or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation and take all actions necessary for transfer of shares on the books of the corporation.

  SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers, if any, shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, if any, may sign with the President or Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

  SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

  SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized in advance or by ratification, by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

  SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment or money, notes

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or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

  SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

  SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

  SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.


                                  ARTICLE VII

                                  FISCAL YEAR

  The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each calendar year.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

  Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the Commonwealth of Kentucky, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                              AMENDMENT OF BYLAWS

  The Board of Directors may alter, amend or rescind the Bylaws, subject to the rights of shareholders to replace or modify such actions.

                                   ARTICLE X

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

  SECTION 1. DIRECTORS' AND OFFICERS' RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made

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a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director of officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Kentucky law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

  SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under Kentucky law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set in the Kentucky law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

  SECTION 3. EMPLOYEES' AND AGENTS' RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he of she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, may, by action of the Board of Directors, be indemnified and held harmless by the corporation to the fullest extent authorized by Kentucky law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation may, by action of the Board of Directors, indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Board of Directors may, in its discretion, advance the payment of expenses.

  SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Sections 1, 2 and 3) of this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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                                   ARTICLE XI

                                    AUDITORS

  The corporation's books of account shall be examined annually by an independent firm of public accountants whose selection shall be made by the Board of Directors after recommendation by management. Upon completion of the examination by the auditors, a report shall be prepared and submitted to the Board of Directors.




                                  CERTIFICATE

  We hereby certified (i) that on this date we are, respectively, the duly elected and qualified President and Secretary of Trans Financial Bancorp, Inc.,
(ii) that on the 21st day of February, 1994, the foregoing Restated Bylaws were adopted by unanimous action of the Board of Directors of Trans Financial Bancorp, Inc., and (iii) as of this date the foregoing Restated Bylaws continue unmodified and in full force and effect.



                                        /s/ Douglas M. Lester
                                        ----------------------------
                                        Douglas M. Lester, President




/s/ Jay B. Simmons
- -------------------------
Jay B. Simmons, Secretary




COMMONWEALTH OF KENTUCKY                )
                                        )  : SS
COUNTY OF WARREN                        )

  Subscribed and sworn to before me, a Notary Public, by Douglas M. Lester and Jay B. Simmons, on this 21st day of March, 1994.

My commission expires: April 1, 1996


  [SEAL]

                                        /s/ Melissa (Miller) Carrier
                                        ----------------------------

                                     -59-